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                                                             One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

   FOR IMMEDIATE RELEASE                   CONTACT:      James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

               BLONDER TONGUE REPORTS 2007 SECOND QUARTER RESULTS

OLD  BRIDGE,  NEW JERSEY,  August 9, 2007 - Blonder  Tongue  Laboratories,  Inc.
(AMEX:  "BDR") today  announced  its sales and  earnings for the second  quarter ended June 30, 2007.

Net sales  decreased  $1,431,000,  or 15.0%,  to  $8,091,000 in the second three months of 2007 from  $9,522,000 in the second three months of 2006. The decrease in sales is  primarily  attributed  to a decrease  in headend  and  interdiction product  sales.  Headend  product  sales  were  $3,907,000  and  $4,806,000  and interdiction product sales were $308,000 and $650,000 in the second three months of 2007 and 2006, respectively.

Cost of goods sold  decreased to $5,712,000  for the second three months of 2007 from  $6,510,000  for the  second  three  months  of 2006,  but  increased  as a percentage of sales to 70.6% from 68.4%.  The decrease was attributed  primarily to a decrease in sales in the second  three  months of 2007 as compared to 2006, offset by an increase in the provision for  inventory  reserves of $558,000.  Of the 2.2%  increase in cost of goods sold as a percentage  of sales,  6.9%,  as a percentage  of sales,  is  attributable  to the  increase in the  provision  for inventory  reserves  offset by a decrease in cost of goods sold as percentage of sales of 4.7% due to a more favorable product mix.

Loss from continuing  operations  after income taxes was $822,000 or $(0.13) per share for the second  three  months of 2007  compared  to a loss of  $332,000 or
$(0.04) per share for the comparable period in 2006.

Commenting on the second quarter 2007 results,  James A. Luksch, Chief Executive
Officer,  said,  "Although our second  quarter sales were lower  compared to the prior year, we did see improvement sequentially as our second quarter sales were approximately 8% higher than the first quarter. We are continuing our efforts to reduce operating expenses and expect to see annualized improvements in excess of
$1,000,000.  Our China  initiative  remains  on course  and we expect to realize noticeable  benefits from reduced costs  beginning in the third quarter of 2007, with further improvements continuing into 2008."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to
broadband  service  providers  in  the  multiple  dwelling  unit,   lodging  and
hospitality, and institutional cable markets. The Company designs, manufactures, and  supplies a  comprehensive  line of  equipment  to deliver  video  (analog &
digital),  high speed data and voice services over integrated  coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information  regarding  Blonder Tongue or its products, please  visit the  Company's  Web site at  www.blondertongue.com  or contact the
Company directly at (732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2006 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                  Three months ended          Six months ended
                                       June 30,                   June 30,
                               ------------------------- -----------------------
                               ------------ ------------ ----------- -----------
                                  2007         2006         2007       2006

Net sales                        $8,091       $9,522       $15,590    $19,479
Gross profit                      2,379        3,012         4,874      6,310
Earnings (loss) from
  operations                       (704)         (98)       (1,428)       464
Loss from continuing
  operations                       (822)        (332)       (1,664)       (15)
Loss from discontinued
  operations                        (59)         (72)          (59)      (197)
Net loss                          $(881)       $(404)      $(1,723)     $(212)
Basic and diluted loss
  per share from
  continuing operations          $(0.13)      $(0.04)       $(0.27)    $(0.02)
Basic and diluted loss
  per share from
  discontinued operations        $(0.01)      $(0.01)       $(0.01)    $(0.01)
Basic and diluted net loss
  per share                      $(0.14)      $(0.05)       $(0.28)    $(0.03)
Basic and diluted weighted
  average shares outstanding:     6,222        8,010         6,222      8,013

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                           June 30,                December 31,
                                             2007                      2006
                                          (unaudited)

Current assets                               $14,173                 $14,942
Property, plant, and equipment, net            4,375                   4,537
Total assets                                  26,026                  27,222
Current liabilities                            5,491                   5,431
Long-term liabilities                          1,437                   1,559
Stockholders' equity                          19,098                  20,232

Total liabilities and stockholders' equity   $26,026                 $27,222

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